Exhibit 99.1
Chord Energy Corporation Reports Financial and Operating Results for Fourth Quarter and Full-Year 2022, Declares Base and Variable Dividends and Issues 2023 Outlook
Houston, Texas — February 22, 2023 — Chord Energy Corporation (NASDAQ: CHRD) (“Chord”, “Chord Energy” or the “Company”) today announced financial and operating results for the quarter and year ending December 31, 2022. The Company completed the merger of equals transaction between Oasis Petroleum Inc. (“Oasis”) and Whiting Petroleum Corporation (“Whiting”) on July 1, 2022. The results for the fourth quarter of 2022 presented within this release represent the consolidated results for Chord. The results for the year ended December 31, 2022 include the results of legacy Oasis for the period from January 1, 2022 through June 30, 2022 and the consolidated results of Chord for the period from July 1, 2022 through December 31, 2022, unless noted otherwise.
4Q22 Operational and Financial Highlights:
•Severe winter weather impacted production and deferred development activity, resulting in oil volumes and capital below guidance;
•Produced 171.3 MBoepd in 4Q22, with oil volumes of 95.8 MBopd;
•E&P and other CapEx was $164.1MM in 4Q22;
•Net cash provided by operating activities was $478.4MM and net income was $377.6MM in 4Q22;
•Adjusted EBITDA(1) was $475.6MM and Adjusted Free Cash Flow(1) was $304.4MM in 4Q22;
•Cash of $593.2MM exceeded debt of $400.0MM at December 31, 2022; and
•Estimated net proved reserves were 655.6 MMBoe and PV-10 was $14.5 billion at December 31, 2022.
Shareholder Return Highlights:
•Total return of capital for 4Q22 set at 75% of Adjusted Free Cash Flow;
•Declared a base-plus-variable cash dividend of $4.80 per share of common stock. The dividend will be payable on March 21, 2023 to shareholders of record as of March 7, 2023; and
•Pro forma return of capital to shareholders was over $1.2B in FY22 (including 4Q22 dividend declarations to be paid in 1Q23) including over $1B of base, variable and special dividends plus cash merger consideration supplemented by $152MM of common stock repurchases.
2023 Outlook:
•Investing capital of $825MM – $865MM with ~80% allocated to drilling and completions;
•Holding oil volumes flat to slightly growing year-over-year pro forma for merger; and
•Projecting Adjusted Free Cash Flow(1) over $825MM at $75/Bbl WTI and $3.50/MMBtu Henry Hub at the midpoint of guidance.
ESG Highlights:
•Continued commitment to transparent reporting of Chord’s environmental, social and governance (“ESG”) performance; and
•We remain focused on reducing GHG and methane emissions, enhancing best practices and training to minimize the likelihood of safety incidents among employees and contractors.
(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under United States generally accepted accounting principles (“GAAP”).
“In 2022, our teams combined two strong Williston Basin assets to form Chord Energy, a premier E&P company committed to producing the energy needed to fuel society in a responsible manner,” said Danny Brown, Chord Energy's President and Chief Executive Officer. “We closed the merger mid-year, creating an industry leader in the Williston Basin and simultaneously debuted a peer-leading return of capital program, which allows us to return a significant amount of capital to shareholders while maintaining a strong balance sheet and organizational flexibility. Pro forma return of capital to shareholders was over $1.2B in 2022 through a mix of base and variable dividend payouts, supplemented by opportunistic share repurchases.”
Danny Brown continued, “Going forward, we’re committed to further enhancing the business through the capture of merger synergies, strong operating practices, and disciplined capital allocation which we believe positions us for strong shareholder returns in the future. Chord Energy has an attractive combination of strong assets, operational capability, financial discipline, a commitment to responsible operations and represents a compelling investment opportunity.”
4Q22 Operational and Financial Update
The following table presents select operational and financial data for 4Q22 compared to 4Q22 guidance released in November 2022:

Metric	4Q22 Actual	4Q22 Guidance
Oil volumes (MBopd)	95.8	97.5 – 100.5
NGL volumes (MBblpd)	37.7	36.5 – 37.5
Natural gas volumes (MMcfpd)	226.9	217.0 – 223.0
Total volumes (MBoepd)	171.3	170.0 – 175.0
Oil premium to WTI ($/Bbl)	$0.99	$0.50 – $2.50
NGL realization (% of WTI)	27%	25% – 35%
Residue gas realization (% of Henry Hub)	57%	65% – 75%
LOE ($/Boe)	$9.87	$9.20 – $10.00
Cash GPT ($/Boe)(1)	$2.61	$2.05 – $2.65
Cash G&A ($MM)(1,2)	$22.4	$14.8 – $17.8
Production Taxes (% of oil, NGL and natural gas sales)	8.0%	7.8% – 8.2%
E&P & Other CapEx ($MM)	$164.1	$170 – $200
Cash Interest ($MM)(1)	$7.2	$8.5 – $9.5
Cash taxes ($MM)(1,3)	$—	$10.0 – $20.0
___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(2)Excludes $13.4MM of cash-related costs attributable to the merger.
(3)In 4Q22, the Company made a cash tax payment of $10MM reflecting taxes associated with the September 2022 monetization of 16MM CEQP units. No cash taxes were paid in 4Q22 associated with normal operations.
2023 Outlook
Chord constructed its 2023 plan to focus on capital efficiency and maximizing cash flow generation with a low reinvestment rate, and is running estimates at the midpoint of guidance using $75/Bbl WTI and $3.50MMBtu Henry Hub. Chord expects to generate approximately $1.75B of Adjusted EBITDA and over $825MM of Adjusted Free Cash Flow in 2023, including the impact of derivatives but excluding dividends. The 2023 reinvestment rate is expected to be approximately 50% (inclusive of the capital which shifted into 2023 due to weather delays in 4Q22). Highlights of the 2023 plan include:
•2023 E&P and other CapEx is expected to total approximately $825MM – $865MM, including approximately $20MM of CapEx which carried over from 4Q22;
•Approximately 80% of E&P and other CapEx is expected to be invested in drilling and completions. Approximately 50% of wells turned-in-line (“TIL”) in 2023 are expected to be 3-mile laterals;
•Chord plans to TIL 90 to 94 gross operated wells in 2023 with an average working interest of approximately 73%. Completions activity is concentrated in 2Q23 and 3Q23 with over two-thirds of TILs expected during these quarters. 1Q23 is expected to have approximately 11-15 back-end-weighted TILs;
•1Q23 total volumes are impacted by January downtime and deferred activity related to severe winter weather. Volumes are expected to increase sequentially each quarter with 4Q23 volumes the highest of the year; and
•Continued focus on ESG and sustainability with Chord planning to enhance its ESG program and transparency in 2023, including publishing a sustainability report. Chord’s sustainability letter to stakeholders can be found on the Company's website at www.chordenergy.com/sustainability.

The following table presents select operational and financial guidance for 1Q23 and FY23:

Metric	1Q23 Guidance	FY23 Guidance
Oil volumes (MBopd)	91.5 – 94.5	94.5 – 98.5
NGL volumes (MBblpd)	34.5 – 35.5	35.5 – 36.5
Natural gas volumes (MMcfpd)	212.0 – 218.0	215.0 – 221.0
Total volumes (MBoepd)	161.3 – 166.3	165.5 – 172.0
Oil premium (discount) to WTI ($/Bbl)	$(1.00) – $1.00	$(0.50) – $1.50
NGL realization (% of WTI)	25% – 35%	25% – 35%
Residue gas realization (% of Henry Hub)	50% – 60%	40% – 50%
LOE ($/Boe)	$9.85 – $10.65	$9.80 – $10.60
Cash GPT ($/Boe)(1)	$2.45 – $3.05	$2.45 – $3.05
Cash G&A ($MM)(1,2)	$16.5 – $19.5	$63 – $73
Production Taxes (% of oil, NGL and natural gas sales)	7.7% – 8.1%	7.7% – 8.1%
E&P & Other CapEx ($MM)(3)	$175 – $205	$825 – $865
Cash Interest ($MM)(1)	$7.0 – $8.0	$28.0 – $32.0
The Company expects to pay no cash taxes in 1Q23. Cash taxes for 2Q23 – 4Q23 are expected to approximate 2% – 8% of Adjusted EBITDA per quarter at WTI prices between $70/bbl – $90/bbl.
___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(2)     Excludes cash-related costs attributable to the merger.
(3)     Excludes capitalized interest of approximately $4MM.
Net Proved Reserves
During 2022, the Company added 349.8 million barrels of oil equivalent (“MMBoe”) of net proved reserves as a result of the merger with Whiting and 51.5 MMBoe of net proved reserves as a result of successful drilling in the Williston Basin. Chord’s estimated net proved reserves at December 31, 2022 were 655.6 MMBoe and consisted of 381.3 million barrels (“MMBbl”) of crude oil, 138.5 MMBbl of NGLs and 814.9 billion cubic feet (“Bcf”) of natural gas. The Company’s estimated net proved reserves and PV-10 do not include probable or possible reserves and were determined using the preceding 12 month unweighted arithmetic average of the first-day-of-the-month index prices for crude oil and natural gas, which were held constant throughout the life of the properties. The unweighted arithmetic average first-day-of-the-month prices for the prior 12 months were $93.67 per Bbl for crude oil and $6.36 per MMBtu for natural gas for the year ended December 31, 2022. These prices were adjusted for quality, energy content, transportation fees and market differentials. The information in the following table does not give any effect to or reflect our commodity derivatives. Future operating costs, production taxes, plugging and abandonment costs and capital costs were based on current costs as of each year end. Our estimated net proved reserves and related PV-10 at December 31, 2022 are based on reports independently prepared by Netherland, Sewell & Associates, Inc., our independent reserve engineers.
The table below summarizes the Company’s estimated net proved reserves and related PV-10 at December 31, 2022:

	Crude Oil (MMBbl)	NGLs (MMBbl)	Natural Gas (Bcf)	Net Estimated Reserves (MMBoe)	PV-10(1) (in millions)
Proved Developed	272.5	115.2	689.7	502.7	$11,460.3
Undeveloped	108.8	23.3	125.2	152.9	2,991.9
Total Proved(2)	381.3	138.5	814.9	655.6	$14,452.2
____________________
(1)PV-10 is a non-GAAP financial measure and generally differs from Standardized Measure, the most directly comparable GAAP financial measure, because it does not include the effect of income taxes on discounted future net cash flows. We believe PV-10 is a useful measure for investors when evaluating the relative monetary significance of our oil and gas properties and as a basis for comparison of the relative size and value of our proved reserves to our peers without regard to income taxes, which can vary between individual companies for various and unique factors. The PV-10 does not purport to present the fair value of our proved oil, NGL and natural gas reserves.

Hedging Activity
The Company has not added any additional hedges since its last update. Chord has certain natural gas basis swaps which expire over 1H23 and are in a liability position of approximately $7MM as of December 31, 2022.
Select Operational and Financial Data
The following table presents select operational and financial data from continuing operations, unless otherwise noted, for the periods presented. Full-year 2022 results include six months of legacy Oasis results from January 1, 2022 through June 30, 2022 plus six months of consolidated Chord results from July 1, 2022 through December 31, 2022.

	3Q22	4Q22	FY22
Production data:
Crude oil (MBopd)	96.2	95.8	69.7
NGLs (MBblpd)(1)	38.7	37.7	19.3
Natural gas (MMcfpd)(1)	225.5	226.9	184.7
Total production (MBoepd)(1)	172.5	171.3	119.8
Percent crude oil	55.8%	55.9%	58.2%
Average sales prices:
Crude oil, without realized derivatives ($/Bbl)	$93.13	$83.74	$92.98
Differential to NYMEX WTI ($/Bbl)	1.63	0.99	1.52
Crude oil, with realized derivatives ($/Bbl)	73.34	70.45	73.50
Crude oil realized derivatives ($MM)	(175.2)	(117.2)	(495.9)
NGL, without realized derivatives ($/Bbl)(1)	29.82	22.54	26.23
NGL, with realized derivatives ($/Bbl)(1)	29.71	24.10	26.94
NGL realized derivatives ($MM)	(0.4)	5.4	5.0
Natural gas, without realized derivatives ($/Mcf)(1)	6.06	3.45	6.30
Natural gas, with realized derivatives ($/Mcf)(1)	4.39	2.59	5.26
Natural gas realized derivatives ($MM)	(34.7)	(18.0)	(70.2)
Selected financial data ($MM):
Revenues:
Crude oil revenues	$824.3	$738.0	$2,367.0
NGL revenues(1)	106.2	78.1	184.3
Natural gas revenues(1)	125.7	72.0	425.0
Total oil, NGL and natural gas revenues	$1,056.2	$888.1	$2,976.3
Net cash provided by operating activities	$783.6	$478.4	$1,924.0
Non-GAAP financial measures:
Adjusted EBITDA	$564.6	$475.6	$1,579.9
Adjusted FCF	325.7	304.4	1,046.8
Adjusted Net Income	310.4	230.5	871.5
Select operating expenses:
Lease operating expenses (“LOE”)	$156.4	$155.6	$443.4
Gathering, processing and transportation (“GP&T”)	35.5	41.9	141.6
Production taxes	83.5	70.7	229.6
Depreciation, depletion and amortization	141.0	141.8	369.7
Total select operating expenses	$416.4	$410.0	$1,184.3
Earnings per share:
Basic earnings per share	$22.79	$9.08	$46.90
Diluted earnings per share	21.84	8.64	44.35
Adjusted diluted earnings per share (Non-GAAP)	7.20	5.28	27.03

___________________
(1)Beginning in 3Q22, the Company reported crude oil, NGLs and natural gas on a three-stream basis. Prior to 3Q22, the Company reported crude oil and natural gas (including NGLs) on a two-stream basis. This change impacts comparability between periods.
Capital Expenditures
The following table presents the Company’s total capital expenditures (“CapEx”) by category for the periods presented:

	1Q22	2Q22	3Q22	4Q22	FY22(4)
CapEx ($MM):
E&P	$62.9	$46.0	$224.8	$162.2	$495.9
Other(1)	0.6	0.9	6.6	3.7	11.8
Total E&P and other CapEx	63.5	46.9	231.4	165.9	507.7
Acquisitions(2,3)	—	(4.8)	2.4	0.1	(2.3)
Total CapEx	$63.5	$42.1	$233.8	$166.0	$505.4
___________________
(1)Includes capitalized interest of $0.6MM for 1Q22, $0.9MM for 2Q22, $1.3MM for 3Q22 and $1.8MM for 4Q22.
(2)2Q22 includes customary post-close adjustments to the purchase price of the Company’s acquisition of oil and gas properties in the Williston Basin from Diamondback Energy Inc.
(3)Acquisitions excludes amounts related to the merger of equals with Whiting.
(4)FY22 E&P and other CapEx (Chord combined) was $720.7MM.
Dividend Declaration
Chord declared a base-plus-variable cash dividend of $4.80 per share of common stock. The dividend will be payable on March 21, 2023 to shareholders of record as of March 7, 2023. The base-plus-variable dividend was declared in connection with Chord’s return of capital plan. The total $4.80 per share dividend reflects a quarterly base dividend of $1.25 per share of common stock and quarterly variable dividend of $3.55 per share of common stock. Additional details regarding the calculation of the variable dividend can be found in the Company’s most recent investor presentation located on its website at https://ir.chordenergy.com/presentations.
Balance Sheet and Liquidity
The following table presents key balance sheet statistics and liquidity metrics from continuing operations as of December 31, 2022 (in millions):

December 31, 2022
Revolving credit facility(1)	$1,000.0

Revolver borrowings	$—
Senior notes	400.0
Total debt	$400.0

Cash and cash equivalents	$593.2
Letters of credit	6.4
Liquidity	$1,586.8
___________________
(1)$2.75B borrowing base and $1.0B of elected commitments.

Contact:
Chord Energy Corporation
Danny Brown, President and Chief Executive Officer
Michael Lou, Executive Vice President and Chief Financial Officer
Bob Bakanauskas, Managing Director, Investor Relations
(281) 404-9600
ir@chordenergy.com
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast:
Date:         Thursday, February 23, 2023
Time:        10:00 a.m. Central Time
Live Webcast:     https://app.webinar.net/6Gpr03Mlqn8
Sell-side analysts wishing to ask a question may use the following dial-in:
Dial-in:     (888) 317-6003
Intl. Dial-in: (412) 317-6061
Conference ID:     9607643
A recording of the conference call will be available beginning at 1:00 p.m. Central Time on the day of the call and will be available until Thursday, March 2, 2023 by dialing:
Replay dial-in:     (877) 344-7529
Intl. replay:     (412) 317-0088
Replay access:     6916568
The call will also be available for replay for approximately 30 days at https://www.chordenergy.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Chord expects, believes or anticipates will or may occur in the future, including any statements regarding the benefits and synergies of the merger, future opportunities for Chord, future financial performance and condition, guidance and statements regarding Chord’s expectatations, beliefs, plans, objectives, assumptions or future events or performance are forward-looking statements. The words “anticipate,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “likely,” “plan,” “positioned,” “strategy” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Chord’s plans and expectations with respect to the return of capital plan, production levels and reinvestment rates, anticipated financial and operating results and other guidance and the effects, benefits and synergies of the merger, including and the anticipated impact of the merger on Chord’s results of operations, financial position, growth opportunities and competitive position.
These statements are based on certain assumptions made by Chord based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chord, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, the ultimate results of integrating the operations of Oasis and Whiting, the effects of the business combination on Chord, including Chord’s future financial condition, results of operations, strategy and plans, the ability of Chord to realize the anticipated benefits or synergies of the merger in the timeframe expected or at all, litigation relating to the merger, changes in crude oil, NGL and natural gas prices, war and political instability in Ukraine and the effect on commodity prices due to the ongoing conflict in Ukraine, inflation rates and the impact of associated monetary policy responses, including increased interest rates, developments in the global economy, the impact of pandemics such as COVID-19, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as Chord’s ability to access them, the proximity to and capacity of transportation facilities, the availability of midstream service providers, uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting Chord’s business and other important factors that could cause actual results to differ materially from those projected as described in Chord’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”).
Any forward-looking statement speaks only as of the date on which such statement is made and Chord undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. Additional information concerning other risk factors is also contained in the final prospectus and definitive proxy statement filed by the Company on May 24, 2022, Oasis’ (now Chord’s) and Whiting’s most recently filed Annual Reports on Form 10-K (as may be amended), subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.
About Chord Energy
Chord Energy Corporation is an independent exploration and production company with quality and sustainable long-lived assets in the Williston Basin. Chord is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States. For more information, please visit the Company’s website at https://www.chordenergy.com.

Chord Energy Corporation
Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)

	December 31,
	2022	2021

ASSETS
Current assets
Cash and cash equivalents	$593,151	$172,114
Accounts receivable, net	781,738	377,202
Inventory	54,411	28,956
Prepaid expenses	17,624	6,016
Derivative instruments	23,735	—
Other current assets	11,853	1,836
Current assets held for sale	—	1,029,318
Total current assets	1,482,512	1,615,442
Property, plant and equipment
Oil and gas properties (successful efforts method)	5,120,121	1,395,837
Other property and equipment	72,973	48,981
Less: accumulated depreciation, depletion and amortization	(481,751)	(124,386)
Total property, plant and equipment, net	4,711,343	1,320,432
Derivative instruments	37,965	44,865
Investment in unconsolidated affiliate	130,575	—
Long-term inventory	22,009	17,510
Operating right-of-use assets	23,875	15,782
Deferred tax assets	200,226	—
Other assets	22,576	12,756
Total assets	$6,631,081	$3,026,787

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$29,056	$2,136
Revenues and production taxes payable	607,964	270,306
Accrued liabilities	362,454	150,674
Accrued interest payable	3,172	2,150
Derivative instruments	341,541	89,447
Advances from joint interest partners	3,736	1,892
Current operating lease liabilities	9,941	7,893
Other current liabilities	3,469	1,046
Current liabilities held for sale	—	699,653
Total current liabilities	1,361,333	1,225,197
Long-term debt	394,209	392,524
Deferred tax liabilities	—	7
Asset retirement obligations	146,029	57,604
Derivative instruments	2,829	115,282
Operating lease liabilities	13,266	6,724
Other liabilities	33,617	7,876
Total liabilities	1,951,283	1,805,214
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 120,000,000 shares authorized; 43,726,181 shares issued and 41,477,093 shares outstanding at December 31, 2022; 60,000,000 shares authorized, 20,147,199 shares issued and 19,276,181 shares outstanding at December 31, 2021	438	200
Treasury stock, at cost: 2,249,088 and 871,018 shares at December 31, 2022 and December 31, 2021, respectively	(251,950)	(100,000)
Additional paid-in capital	3,485,819	863,010
Retained earnings	1,445,491	269,690
Chord share of stockholders’ equity	4,679,798	1,032,900
Non-controlling interests	—	188,673
Total stockholders’ equity	4,679,798	1,221,573
Total liabilities and stockholders’ equity	$6,631,081	$3,026,787

Chord Energy Corporation
Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Revenues
Oil, NGL and gas revenues	$888,081	$418,799	$2,976,296	$1,200,256
Purchased oil and gas sales	127,522	102,633	670,174	378,983
Other services revenues	—	145	324	687
Total revenues	1,015,603	521,577	3,646,794	1,579,926
Operating expenses
Lease operating expenses	155,567	57,560	443,373	203,933
Gathering, processing and transportation expenses	41,885	31,694	141,644	122,614
Purchased oil and gas expenses	125,625	104,183	671,935	379,972
Production taxes	70,708	25,902	229,571	76,835
Depreciation, depletion and amortization	141,803	42,459	369,659	126,436
Exploration and impairment	506	823	2,204	2,763
General and administrative expenses	58,084	19,188	209,299	80,688
Other services expenses	64	—	187	47
Total operating expenses	594,242	281,809	2,067,872	993,288
Gain (loss) on sale of assets	2,272	(5,667)	4,867	222,806
Operating income	423,633	234,101	1,583,789	809,444
Other income (expense)
Net loss on derivative instruments	(79,361)	(39,298)	(208,128)	(589,641)
Net gain (loss) from investment in unconsolidated affiliate	(4,612)	—	34,366	—
Interest expense, net of capitalized interest	(6,539)	(7,361)	(29,349)	(30,806)
Gain on debt extinguishment	—		—	—
Reorganization items, net	—		—	—
Other income (expense)	915	(215)	2,901	(1,010)
Total other expense, net	(89,597)	(46,874)	(200,210)	(621,457)
Income from continuing operations	334,036	187,227	1,383,579	187,987
Income tax benefit	43,532	973	46,884	973
Net income from continuing operations	377,568	188,200	1,430,463	188,960
Income from discontinued operations attributable to Chord, net of income tax	—	29,682	425,696	130,642
Net income attributable to Chord	$377,568	$217,882	$1,856,159	$319,602
Earnings attributable to Chord per share:
Basic from continuing operations	$9.08	$9.67	$46.90	$9.55
Basic from discontinued operations	—	1.53	13.96	6.60
Basic total	$9.08	$11.20	$60.86	$16.15
Diluted from continuing operations	$8.64	$8.96	$44.35	$9.15
Diluted from discontinued operations	—	1.41	13.20	6.33
Diluted total	$8.64	$10.37	$57.55	$15.48
Weighted average shares outstanding:
Basic	41,553	19,457	30,497	19,792
Diluted	43,677	21,007	32,251	20,648

Chord Energy Corporation
Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Year Ended December 31,
	2022	2021

Cash flows from operating activities:
Net income including non-controlling interests	$1,858,470	$355,298
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:
Depreciation, depletion and amortization	369,659	158,304
Gain on sale of assets	(523,767)	(222,806)
Impairment	(344)	5
Deferred income taxes	28,341	(977)
Net gain from investment in unconsolidated affiliate	(34,366)	—
Net gain on derivative instruments	208,128	589,641
Equity-based compensation expenses	61,269	15,476
Deferred financing costs amortization and other	3,194	12,992
Working capital and other changes:
Change in accounts receivable, net	84,041	(184,605)
Change in inventory	8,756	2,168
Change in prepaid expenses	3,423	5,605
Change in accounts payable, interest payable and accrued liabilities	(131,687)	184,517
Change in other assets and liabilities, net	(11,091)	(1,482)
Net cash provided by operating activities	1,924,026	914,136
Cash flows from investing activities:
Capital expenditures	(531,327)	(212,820)
Acquisitions, net of cash acquired	(148,144)	(590,097)
Proceeds from divestitures, net of cash divested	169,198	376,081
Costs related to divestitures	(11,368)	(2,926)
Derivative settlements	(633,025)	(270,118)
Derivative modifications	—	(220,889)
Proceeds from sale of investment in unconsolidated affiliate	428,231	—
Distributions from investment in unconsolidated affiliate	43,873	—
Net cash used in investing activities	(682,562)	(920,769)
Cash flows from financing activities:
Proceeds from revolving credit facilities	1,035,000	399,500
Principal payments on revolving credit facilities	(1,020,000)	(906,500)
Proceeds from issuance of senior unsecured notes	—	850,000
Cash paid to settle Whiting debt	(2,154)	—
Deferred financing costs	(5,997)	(22,251)
Proceeds from issuance of OMP common units, net of offering costs	—	86,467
Common control transaction costs	—	(5,675)
Purchases of treasury stock	(151,950)	(100,000)
Tax withholding on vesting of equity-based awards	(41,752)	—
Dividends paid	(654,728)	(111,905)
Distributions to non-controlling interests	—	(28,720)
Payments on finance lease liabilities	(1,299)	(1,161)
Proceeds from warrants exercised	19,784	1,435
Net cash provided by (used in) financing activities	(823,096)	161,190
Increase in cash, cash equivalents and restricted cash	418,368	154,557
Cash, cash equivalents and restricted cash:
Beginning of period	174,783	20,226
End of period	$593,151	$174,783
Supplemental cash flow information:
Cash paid for interest, net of capitalized interest	$24,266	$41,603
Cash paid for income taxes	10,000	20,000
Supplemental non-cash transactions:
Change in accrued capital expenditures	$(21,668)	$8,304
Change in asset retirement obligations	852	14,724
Non-cash consideration exchanged in Merger	2,585,211	—
Investment in unconsolidated affiliate	568,312	—
Note receivable from divestiture	—	2,900
Contingent consideration from Permian Basin Sale	—	32,860
Dividends payable	30,630	4,946

Non-GAAP Financial Measures
The following are non-GAAP financial measures not prepared in accordance with GAAP that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company believes that the foregoing are useful supplemental measures that provide an indication of the results generated by the Company’s principal business activities. However, these measures are not recognized by GAAP and do not have a standardized meaning prescribed by GAAP. Therefore, these measures may not be comparable to similar measures provided by other issuers. From time to time, the Company provides forward-looking forecasts of these measures; however, the Company is unable to provide a quantitative reconciliation of the forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measures. The reconciling items in future periods could be significant. To see how the Company reconciles its historical presentations of these non-GAAP financial measures to the most directly comparable GAAP measures, please visit the Investors—Documents & Disclosures—Non-GAAP Reconciliation page on the Company’s website at https://ir.chordenergy.com/non-gaap.
Cash GPT
The Company defines Cash GPT as gathering, processing and transportation (“GPT”) expenses less non-cash valuation charges on pipeline imbalances and non-cash mark-to-market adjustments on transportation contracts accounted for as derivative instruments. Cash GPT is not a measure of GPT expenses as determined by GAAP. Management believes that the presentation of Cash GPT provides useful additional information to investors and analysts to assess the cash costs incurred to market and transport the Company’s commodities from the wellhead to delivery points for sale without regard to the change in value of its pipeline imbalances, which vary monthly based on commodity prices, and without regard to the non-cash mark-to-market adjustments on transportation contracts classified as derivative instruments.
The following table presents a reconciliation of the GAAP financial measure of GPT expenses to the non-GAAP financial measure of Cash GPT for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

	(In thousands)
GPT	$41,885	$31,694	$141,644	$122,614
Pipeline imbalances	(1,133)	15	(4,570)	1,670
Mark-to-market adjustments on derivative transportation contracts	393	—	7,331	—
Cash GPT	$41,145	$31,709	$144,405	$124,284

Cash G&A
The Company defines Cash G&A as total G&A expenses less G&A expenses from discontinued operations, non-cash equity-based compensation expenses, G&A expenses attributable to shared service allocations and other non-cash charges. Cash G&A is not a measure of G&A expenses as determined by GAAP. Management believes that the presentation of Cash G&A provides useful additional information to investors and analysts to assess the Company’s operating costs in comparison to peers without regard to the aforementioned charges, which can vary substantially from company to company.

The following table presents a reconciliation of the GAAP financial measure of G&A expenses to the non-GAAP financial measure of Cash G&A for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

	(In thousands)
General and administrative expenses	$58,084	$19,188	$209,299	$80,688
Merger costs(1)	(13,360)	—	(97,739)	—
Equity-based compensation expenses	(20,918)	(4,145)	(43,378)	(14,664)
G&A expenses attributable to shared services	—	(5,026)	(1,624)	(19,442)
Other non-cash adjustments	(1,446)	305	(3,330)	(371)
Cash G&A	$22,360	$10,322	$63,228	$46,211
___________________
(1)Includes costs directly attributable to the merger of equals with Whiting, including $13.4 million and $79.9 million of cash-related costs for severance, advisory, legal and other fees for the three months and year ended December 31, 2022, respectively, as well as $17.8 million for the year ended December 31, 2022 related to the non-cash acceleration of equity-based compensation expenses for certain officers terminated immediately upon completion of the merger.
Cash Interest
The Company defines Cash Interest as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs. Cash Interest is not a measure of interest expense as determined by GAAP. Management believes that the presentation of Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on the Company’s debt to finance its operating activities and the Company’s ability to maintain compliance with its debt covenants.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

	(In thousands)
Interest expense	$6,539	$7,361	$29,349	$30,806
Capitalized interest	1,844	537	4,647	2,077
Amortization of deferred financing costs	(1,191)	(934)	(4,008)	(13,727)
Cash Interest	$7,192	$6,964	$29,988	$19,156

Adjusted EBITDA and Adjusted Free Cash Flow
The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion and amortization (“DD&A”), merger costs, exploration expenses and impairment expenses and other similar non-cash or non-recurring charges. The Company defines Adjusted EBITDA from continuing operations as Adjusted EBITDA less Adjusted EBITDA from discontinued operations, plus cash distributions from Oasis Midstream Partners LP (“OMP”). The Company defines Adjusted Free Cash Flow as Adjusted EBITDA from continuing operations less Cash Interest and E&P and other capital expenditures (excluding capitalized interest and acquisition capital).
Adjusted EBITDA and Adjusted Free Cash Flow are not measures of net income or cash flows from operating activities as determined by GAAP. Management believes that the presentation of Adjusted EBITDA and Adjusted Free Cash Flow provides useful additional information to investors and analysts for assessing the Company’s results of operations, financial performance, ability to generate cash from its business operations without regard to its financing methods or capital structure and the Company’s ability to maintain compliance with its debt covenants.
The following table presents reconciliations of the GAAP financial measures of net income including non-controlling interests and net cash provided by operating activities to the non-GAAP financial measures of Adjusted EBITDA and Adjusted Free Cash Flow for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In thousands)
Net income including non-controlling interests	$377,568	$225,923	$1,858,470	$355,298
Interest expense, net of capitalized interest	6,539	18,331	33,034	67,751
Income tax expense (benefit)	(43,532)	(956)	54,196	(956)
Depreciation, depletion and amortization	141,803	45,723	369,659	158,304
Merger costs(1)	13,360	—	97,739	—
Exploration and impairment expenses	506	823	2,204	2,765
(Gain) loss on sale of assets	(2,272)	5,667	(523,767)	(222,806)
Net loss on derivative instruments	79,361	39,298	208,128	589,641
Realized loss on derivative instruments	(129,772)	(110,100)	(561,105)	(270,118)
Net (gain) loss from investment in unconsolidated affiliate	4,612	—	(34,366)	—
Distributions from investment in unconsolidated affiliate	3,266	—	43,873	—
Equity-based compensation expenses	20,918	4,288	43,426	15,476
Other non-cash adjustments	3,273	(42)	703	123
Adjusted EBITDA	475,630	228,955	1,592,194	695,478
Adjusted EBITDA from discontinued operations	—	(47,092)	(12,296)	(216,540)
Cash distributions from OMP and DevCo Interests	—	18,954	—	71,781
Adjusted EBITDA from continuing operations	475,630	200,817	1,579,898	550,719
Cash Interest	(7,192)	(6,964)	(29,988)	(19,156)
E&P and other capital expenditures	(164,074)	(45,354)	(503,071)	(168,389)
Adjusted Free Cash Flow	$304,364	$148,499	$1,046,839	$363,174

Net cash provided by operating activities	$478,391	$269,390	$1,924,026	$914,136
Changes in working capital	105,805	44,714	46,560	(6,204)
Interest expense, net of capitalized interest	6,539	18,331	33,034	67,751
Current income tax expense (benefit)	(5,205)	21	25,855	21
Merger costs(1)	13,360	—	79,894	—
Exploration expenses	1,923	823	2,548	2,760
Realized loss on derivative instruments	(129,772)	(110,100)	(561,105)	(270,118)
Distributions from investment in unconsolidated affiliate	3,266	—	43,873	—
Deferred financing costs amortization and other	(1,950)	5,818	(3,194)	(12,991)
Other non-cash adjustments	3,273	(42)	703	123
Adjusted EBITDA	475,630	228,955	1,592,194	695,478
Adjusted EBITDA from discontinued operations	—	(47,092)	(12,296)	(216,540)
Cash distributions from OMP and DevCo Interests	—	18,954	—	71,781
Adjusted EBITDA from continuing operations	475,630	200,817	1,579,898	550,719
Cash Interest	(7,192)	(6,964)	(29,988)	(19,156)
E&P and other capital expenditures	(164,074)	(45,354)	(503,071)	(168,389)
Adjusted Free Cash Flow	$304,364	$148,499	$1,046,839	$363,174
___________________
(1)Includes costs directly attributable to the merger of equals with Whiting, including $13.4 million and $79.9 million of cash-related costs for severance, advisory, legal and other fees for the three months and year ended December 31, 2022, respectively, as well as $17.8 million for the year ended December 31, 2022 related to the non-cash acceleration of equity-based compensation expenses for certain officers terminated immediately upon completion of the merger.

Adjusted Net Income Attributable to Chord and Adjusted Diluted Earnings Attributable to Chord Per Share
Adjusted Net Income Attributable to Chord and Adjusted Diluted Earnings Attributable to Chord Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income Attributable to Chord as net income attributable to Chord after adjusting for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, non-cash changes in the fair value of our investment in an unconsolidated affiliate, impairment and other similar non-cash charges, (2) merger costs and (3) the impact of taxes based on the Company’s effective tax rate applicable to those adjusting items in the same period. Adjusted Net Income Attributable to Chord is not a measure of net income as determined by GAAP.
The Company calculates earnings per share under the two-class method in accordance with GAAP. The two-class method is an earnings allocation formula that computes earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings. Adjusted Diluted Earnings Attributable to Chord Per Share is calculated as (i) Adjusted Net Income Attributable to Chord (ii) less distributed and undistributed earnings allocated to participating securities (iii) divided by the weighted average number of diluted shares outstanding for the periods presented.
The following table presents reconciliations of the GAAP financial measure of net income attributable to Chord to the non-GAAP financial measure of Adjusted Net Income Attributable to Chord and the GAAP financial measure of diluted earnings attributable to Chord per share to the non-GAAP financial measure of Adjusted Diluted Earnings Attributable to Chord Per Share for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In thousands)
Net income attributable to Chord	$377,568	$217,882	$1,856,159	$319,602
Net loss on derivative instruments	79,361	39,298	208,128	589,641
Realized loss on derivative instruments	(129,772)	(110,100)	(561,105)	(270,118)
Net (gain) loss from investment in unconsolidated affiliate	4,612	—	(34,366)	—
Distributions from investment in unconsolidated affiliate	3,266	—	43,873	—
Impairment	(1,417)	—	(344)	5
Merger costs(1)	13,360	—	97,739	—
(Gain) loss on sale of assets	(2,272)	5,667	(523,767)	(222,806)
Amortization of deferred financing costs	1,191	1,240	4,177	15,339
Other non-cash adjustments	3,273	(42)	703	122
Tax impact(2)	6,901	14,369	187,403	(24,565)
Other tax adjustments(3)	(125,465)	(48,985)	(400,823)	(78,569)
Adjusted net income attributable to Chord	230,606	119,329	877,777	328,651
Adjusted net income attributable to Chord from discontinued operations	—	(29,987)	(6,142)	(132,235)
Distributed and undistributed earnings allocated to participating securities	(74)	—	(96)	—
Adjusted net income attributable to Chord from continuing operations	$230,532	$89,342	$871,539	$196,416

Diluted earnings attributable to Chord per share	$8.64	$10.37	$57.55	$15.48
Net loss on derivative instruments	1.82	1.87	6.45	28.56
Realized derivative instruments	(2.97)	(5.24)	(17.40)	(13.08)
Net (gain) loss from investment in unconsolidated affiliate	0.11	—	(1.07)	—
Distributions from investment in unconsolidated affiliate	0.07	—	1.36	—
Impairment	(0.03)	—	(0.01)	—
Merger costs(1)	0.31	—	3.03	—
(Gain) loss on sale of assets	(0.05)	0.27	(16.24)	(10.79)
Amortization of deferred financing costs	0.03	0.06	0.13	0.74
Other non-cash adjustments	0.06	—	0.04	0.01
Tax impact(2)	0.16	0.68	5.81	(1.19)
Other tax adjustments(3)	(2.87)	(2.33)	(12.43)	(3.81)
Adjusted Diluted Earnings Attributable to Chord Per Share	5.28	5.68	27.22	15.92
Less: Adjusted Diluted Earnings From Discontinued Operations Attributable to Chord Per Share	—	(1.43)	(0.19)	(6.40)
Less: Distributed and undistributed earnings allocated to participating securities	—	—	—	—
Adjusted Diluted Earnings From Continuing Operations Attributable to Chord Per Share	$5.28	$4.25	$27.03	$9.52

Diluted weighted average shares outstanding	43,677	21,007	32,251	20,648

Effective tax rate applicable to adjustment items(2)	24.3%	22.5%	24.4%	21.9%
_____________________
(1)Includes costs directly attributable to the merger of equals with Whiting, including $13.4 million and $79.9 million of cash-related costs for severance, advisory, legal and other fees for the three months and year ended December 31, 2022, respectively, as well as $17.8 million for the year ended December 31, 2022 related to the non-cash acceleration of equity-based compensation costs for certain officers terminated immediately upon completion of the merger.
(2)The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.
(3)Other tax adjustments relate to the change in the deferred tax asset valuation allowance, which is adjusted to reflect the tax impact of the other adjustments using an assumed effective tax rate that excludes its impact.